UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 13, 1997



                           FARM FAMILY HOLDINGS, INC.
                   A Delaware Corporation Commission File No.
                           1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events


         On February 13, 1997, Farm Family Holdings, Inc. issued a press release announcing the company's operating results for the quarter ended and the year ended December 31, 1996.


Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      FARM FAMILY HOLDINGS, INC.
                                                              (Registrant)



                                                       /s/ Philip P. Weber
       February 13, 1997
            (Date)                                           Philip P. Weber
                                                            President and CEO

For Release:      Immediate

Contact:          Timothy A. Walsh
                  Executive Vice President - Finance & Treasurer
                  (518) 431 - 5410


 Farm Family Holdings Reports Increase in Operating Earnings for Fourth Quarter
                        and Year Ended December 31, 1996
--------------------------------------------------------------------------------

Glenmont,  New York - February 13, 1997 - - Farm Family  Holdings,  Inc.  (NYSE:
FFH) today announced that operating earnings for the fourth quarter ended December 31, 1996 increased to $2,813,000 from $934,000 for the same period in 1995. On a per share basis, operating earnings for the fourth quarter of 1996 were $0.54 per share compared to $0.31 for the same period in 1995.

Operating earnings for the year ended December 31, 1996 increased 7.2% to $9,648,000 compared to $9,004,000 for the year ended 1995. On a per share basis, operating earnings for the year ended December 31, 1996 were $2.42 compared to $3.00 for the same period in 1995. The decrease in operating earnings on a per share basis was primarily the result of the additional shares outstanding from the Company's initial public offering on July 26, 1996. Operating earnings exclude the impact of realized investment gains (losses), extraordinary items, the nonrecurring charge attributable to the Company's voluntary early retirement program, and the related taxes thereon.

Philip P. Weber, President & CEO of Farm Family Holdings, Inc. said, "The Company's operating performance improved throughout the last three quarters of the year despite the abnormally high weather related losses incurred in the first quarter of 1996. Increases in both net written premiums and operating earnings for the year show the strength of Farm Family. The voluntary early retirement program, which resulted in a one time charge of $765,000, net of tax, was part of our ongoing expense management initiative and should produce annual savings of approximately $225,000."

Premiums

Premium revenue increased 13.3% to $33,899,000 for the fourth quarter of 1996 compared to $29,915,000 for the same period in 1995. For the year ended December 31, 1996, premium revenue increased 11.8% to $130,780,000 compared to $116,936,000 for the same period in 1995.

Net written premiums increased 15.7% to $31,563,000 for the fourth quarter of 1996 compared to $27,276,000 for the same period in 1995. Net written premiums for the year ended December 31, 1996 increased 10.8% to $133,844,000 compared to $120,834,000 for the same period in 1995.


                                   ***More***

"Our premium growth is a result of our continued penetration into the Northeastern agribusiness, rural, and suburban markets, as well as changes in the Company's reinsurance arrangements," said Mr. Weber. "During 1996, we have increased writings of all of our primary products: personal and commercial automobile, the Special Farm Package, businessowners, and homeowners products. The increase in our direct writings came particularly in New Jersey, New York, Connecticut, Rhode Island, Delaware, Vermont, and West Virginia."

Combined Ratio

Farm Family Casualty Insurance Company's statutory combined ratio, excluding the expenses related to the Company's conversion from a mutual company to a stockholder owned company, was 98.7% for the fourth quarter of 1996 compared to 100.0% for the same period in 1995. The statutory combined ratio, excluding the expenses related to the Company's conversion from a mutual company to a stockholder owned company, remained the same at 100.7% for the years ended December 31, 1996 and 1995.

Loss and loss adjustment expenses were 68.2% of premium revenue for the fourth quarter of 1996 compared to 72.5% for the same period in 1995. Loss and loss adjustment expenses were 72.6% of premium revenue for the year ended December 31, 1996 compared to 71.1% for the same period in 1995. The higher loss and loss adjustment expense ratios were primarily attributable to the previously-mentioned abnormally high weather-related losses incurred during the first quarter of 1996.

Net Income

Net income for the fourth quarter of 1996 increased 17.4% to $1,649,000 compared to $1,405,000 for the same period in 1995. This increase in net income was achieved despite a nonrecurring charge of $765,000, net of tax, related to the Company's voluntary early retirement program. On a per share basis, net income for the fourth quarter of 1996 was $0.31 compared to $0.47 for the same period in 1995. The decrease in net income on a per share basis was primarily the result of the additional shares outstanding from the Company's initial public offering on July 26, 1996 as well as the one time charge to earnings related to the voluntary early retirement program previously mentioned. Excluding the nonrecurring charge, net income for the fourth quarter increased 71.8% to $2,414,000 compared to $1,405,000 for the same period in 1995.

Net income for the year ended December 31, 1996 was $6,924,000 compared to $9,606,000 for the same period in 1995. The results for the year ended December 31, 1996 included abnormally high weather related losses incurred in the first quarter of 1996, nonrecurring charges of $765,000, net of tax, related to the Company's voluntary early retirement program, and $1,543,000 related to the conversion of Farm Family Casualty from a mutual company to a stockholder owned company. Losses believed to be weather related were approximately $10,606,000 for the year ended December 31, 1996 compared to $5,247,000 for the same period in 1995.


                                   ***More***

Investment Income

Net investment income for the fourth quarter of 1996 was $4,317,000 compared to $3,625,000 for the same period in 1995. Net investment income for the year ended December 31, 1996 was $15,952,000 compared to $14,326,000 for the same period in 1995.


Mr. Weber said, "Farm Family was successful in 1996 and we look forward to 1997. The voluntary early retirement program was part of our ongoing expense management initiative and should produce annual savings of approximately $225,000. (1) Our goal is to reduce the underwriting expense ratio to 25% by the end of 1998. In addition, we plan to continue our premium growth, some of which will come from an increase in our voluntary assumed reinsurance business during 1997."

Farm Family has an option to acquire its affiliate, Farm Family Life Insurance Company which will be considered during 1997. Farm Family Life's shareholders today approved the reallocation of approximately $21 million of statutory surplus to statutory shareholders' surplus. The reallocation of surplus to shareholders' surplus will increase stockholders' equity under generally accepted accounting principles and may increase the valuation of Farm Family Life.

Farm Family Casualty Insurance Company is a specialized, regional property and casualty insurer of farms, agricultural related businesses and residents of rural and suburban communities.



-----------------------------------
(1) Final savings will depend upon the number and costs of replacement personnel.


Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: All forward looking information or statements contained in this press release are based on management's current knowledge of factors, all with inherent risks and uncertainties, affecting Farm Family Holdings, Inc.'s business. Actual results, including without limitation the actual savings from the Company's voluntary early retirement program, the reduction in the underwriting expense ratio, continued premium growth, and the increase in assumed reinsurance, may differ materially if these assumptions prove invalid. Significant risk factors, include but are not limited to: the ultimate number and costs of replacement personnel as well as risk factors outlined in the Company's SEC filings, including the Prospectus dated July 22, 1996, pp. 10-15.







                                   ***More***

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


                           FARM FAMILY HOLDINGS, INC.
                  Condensed Consolidated Statements of Income
                                ($ in thousands)

                                                                      Three
                                                                   Months Ended                  Year Ended
                                                                   December 31,                 December 31,
                                                                1996          1995           1996           1995
                                                                ----          ----           ----           ----
Revenues:
   Premiums .........................................   $    33,899    $    29,915    $   130,780    $   116,936
   Net investment income ............................         4,317          3,625         15,952         14,326
   Realized investment gains, net ...................          (615)           714           (640)           912
   Other income .....................................           216            260            905            840
                                                                ---            ---            ---            ---
         Total Revenues                                      37,817         34,514        146,997        133,014
                                                             ------         ------        -------        -------

         Losses and Expenses:
   Losses and loss adjustment expenses ..............        23,135         21,693         94,977         83,184
   Underwriting expenses ............................        11,073          9,718         38,160         34,902
   Early retirement program expense .................         1,177           --            1,177           --
   Interest expense .................................            26             54            167            216
   Dividends to policyholders .......................           217            (12)           373            122
                                                                ---            ---            ---            ---
         Total Losses and Expenses                           35,628         31,453        134,854        118,424
                                                             ------         ------        -------        -------

         Income before federal income tax expense and
         extraordinary item .........................         2,189          3,061         12,143         14,590
                                                              -----          -----         ------         ------

Federal income tax expense ..........................           540          1,656          3,676          4,984
                                                                ---          -----          -----          -----
Income before extraordinary item ....................         1,649          1,405          8,467          9,606
                                                              -----          -----          -----          -----
Extraordinary item - demutualization expenses .......          --             --            1,543           --
                                                              -----          -----          -----          -----
Net Income ..........................................   $     1,649    $     1,405    $     6,924    $     9,606
                                                        ===========    ===========    ===========    ===========
Net operating income per share (1) ..................   $      0.54    $      0.31    $      2.42    $      3.00
                                                        ===========    ===========    ===========    ===========
Income before extraordinary item per share ..........   $      0.31    $      0.47    $      2.13    $      3.20
                                                        ===========    ===========    ===========    ===========
Net income per share ................................   $      0.31    $      0.47    $      1.74    $      3.20
                                                        ===========    ===========    ===========    ===========
Weighted average shares outstanding (2) .............     5,253,813      3,000,000      3,979,115      3,000,000
                                                        ===========    ===========    ===========     ==========

(1) Operating income excludes the impact of realized investment gains (losses), extraordinary items, the nonrecurring charge attributable to the Company's voluntary early retirement program, and the related taxes thereon.

(2) Gives effect to the allocation of 3,000,000 shares to eligible policyholders on July 26, 1996 pursuant to Farm Family Casualty Insurance Company's conversion from a mutual company to a stockholder owned company.

                                   ***More***




                          FARM FAMILY HOLDINGS, INC.
                     Condensed Consolidated Balance Sheets
                                ($ in thousands)


                                                                   12/31/96     12/31/95
                                                                   --------     --------
Assets:
    Investments ..............................................   $  244,704   $  207,921
    Cash .....................................................        4,110        2,410
    Insurance receivables ....................................       33,406       35,564
    Deferred acquisition costs ...............................       10,682       10,527
    Accrued investment income ................................        4,861        4,260
    Other assets .............................................       21,649       17,606
                                                                     ------       ------
         Total Assets                                            $  319,412   $  278,288
                                                                 ==========   ==========


Liabilities:
    Reserves for losses and loss adjustment expenses .........      141,220      137,978
    Unearned premium reserve .................................       55,945       52,799
    Debt .....................................................        1,304        2,707
    Other liabilities ........................................       10,202       10,640
                                                                     ------       ------
         Total Liabilities ...................................      204,124      208,671
                                                                    -------      -------
         Stockholders' equity ................................       74,164      110,741
                                                                     ------      -------
         Total Liabilities and Stockholders' Equity              $  319,412   $  278,288
                                                                 ==========   ==========

         Book Value Per Share ................................   $    21.08   $    24.72
                                                                 ==========   ==========
         Book Value Per Share  (excluding SFAS 115 adjustment)   $    19.80   $    21.72
                                                                 ==========   ==========
         Shares Outstanding (1)                                   5,253,813    3,000,000
                                                                 ==========   ==========

(1) Gives effect to the allocation of 3,000,000 shares to eligible policyholders on July 26, 1996 pursuant to Farm Family Casualty Insurance Company's conversion from a mutual company to a stockholder owned company.



                                   ***End***